EXHIBIT 99.2

KEY EXECUTIVE SEVERANCE AGREEMENT

This Key Executive Severance Agreement (the “Agreement”) is dated as of May 9, 2024, and is made by and between Ducommun Incorporated, a Delaware corporation (the “Company”), and [Name] who is presently [Position] of the Company (the “Executive”).

W I T N E S S E T H:

WHEREAS:

A. The Executive is a principal officer of the Company or the president of one of its subsidiaries, and an integral part of the Company’s management.

B. The Company wishes to assure both itself and the Executive of continuity of management generally, including continuity of management in the event of any actual or potential change in control of the Company.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and in further consideration of services performed and to be performed by Executive for the Company, it is hereby agreed by and between the parties as follows:

1. Company’s Right to Terminate. The Company (or its subsidiaries) may not terminate the employment of Executive unless the Company provides the benefits hereinafter specified in accordance with the terms hereof.

2. Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company (other than a tender offer by the Company), (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell, lease, exchange or transfer substantially all of its assets to another corporation, entity or person which is not a wholly-owned subsidiary, (iv) a person, as defined in Sections 13(d) and 14 (d) (as in effect on the date hereof) of the Exchange Act, shall acquire at any time 50% or more, or shall acquire within any 12-month period 30% or more, of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), (v) the shareholders of the Company approve and there shall be consummated a plan or proposal for the liquidation or dissolution of the Company, or (vi) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Board”) cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3 (as in effect on the date hereof) under the Exchange Act. A sale or other change in control of any subsidiary of the Company by which Executive is employed shall not be deemed a Change in Control of the Company for purposes of this Agreement. Notwithstanding anything herein to the contrary, a Change in Control will only be deemed to have occurred if such transaction qualifies as a “change in control” of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (the “Code”).

3. Change in Control and Termination of Employment

(a) If a Change in Control of the Company shall have occurred, and there occurs a Qualifying Termination of Employment of Executive within 3 months prior to or 24 months following the occurrence of such Change in Control of the Company (such period, the “Change in Control Period”), Executive shall be entitled to receive the payments provided in Section 4 hereof.

(b) If there shall be a Qualifying Termination of the Employment of Executive outside of the Change in Control Period, Executive shall be entitled to receive the payments and benefits provided in Section 5 hereof.

(c) The phrase “Qualifying Termination of the Employment” of Executive for purposes of this Agreement shall mean:

(i) Termination by the Company (or its subsidiaries) of the employment of Executive except due to death, Disability or for Cause as defined below; or

(ii) Subject to Section 3(d), termination by the Executive of his or her employment by the Company (or its subsidiaries) within one (1) year following the initial existence of one or more of the following conditions arising without the written consent of Executive:

(A) A material diminution (i.e. a reduction of 5% or more) in Executive’s base salary as in effect on the date hereof or as the same may be increased from time to time;

(B) A material diminution in Executive’s authority, duties or responsibilities;

(C) Requiring that Executive report to a corporate officer or employee instead of reporting directly to the Board of Directors of the Company;

(D) A material change in the geographic location (i.e. greater than 50 miles from Executive’s present office location) at which Executive is required to perform services; and

(E) Any other action or inaction that constitutes a material breach by the Company of any agreement, if any, under which Executive provides services to the Company.

(d) Upon the initial existence of one or more of any of the conditions set forth in Section 3(c)(ii), Executive shall provide written notice to the Company of the existence of such condition or conditions within ninety (90) days of the initial existence of such condition or conditions. Following receipt of the written notice from Executive, the Company shall have a period of thirty (30) days in which to remedy such condition or conditions. If Executive does not provide the written notice or if the Company remedies the condition or conditions within the time periods set forth herein, then the occurrence of such condition or conditions shall not be considered a Qualifying Termination of the Employment of Executive for purposes of this Agreement.

(e) The words “Disability” and “Cause” for purposes of this Agreement shall mean:

(i) Disability. Termination by the Company (or its subsidiaries) of Executive’s employment based on “Disability” shall mean termination because of Executive’s absence from his or her duties with the Company (or its subsidiaries) on a full-time basis for 130 consecutive business days, as a result of incapacity due to physical or mental illness, unless within thirty (30) days after Notice of Termination (as hereinafter defined) is given following such absence Executive shall have returned to the full-time performance of his duties.

(ii) Cause. Termination by the Company (or its subsidiaries) of Executive’s employment for “Cause” shall mean termination upon (A) the willful and continued failure by Executive to substantially perform his or her duties with the Company (or its subsidiaries) other than any such failure resulting from his incapacity due to physical or mental illness, after a demand for substantial performance is delivered to Executive by the Chief Executive Officer of the Company or the Compensation Committee of the Board (the “Compensation Committee”), which specifically identifies the manner in which Executive has not substantially performed his or her duties, or (B) the willful engaging by Executive in misconduct which is materially injurious to the Company (or its subsidiaries), monetarily or otherwise, and that constitutes on the part of Executive common law fraud or felony. For purposes of this paragraph, no act, or failure to act, on Executive’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company (or its subsidiaries). Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him or her a copy of a Notice of Termination from the Chief Executive Officer of the Company or the Compensation Committee after reasonable notice to Executive and an opportunity for Executive, together with his or her counsel, to be heard before the Compensation Committee (or, if there is no Compensation Committee or the Compensation Committee delivers the Notice of Termination, the Board), finding that in the good faith opinion of the Compensation Committee (or the Board) Executive was guilty of conduct set forth above in clauses (A) or (B) of the first sentence of this subparagraph and specifying the particulars thereof in detail.

(f) Any purported termination by the Company (or its subsidiaries) pursuant to Section 3(c)(i) above, or by Executive pursuant to Section 3(c)(ii) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.

(g) “Date of Termination” shall mean (i) if Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his or her duties on a full-time basis during such thirty (30) day period), and (ii) if Executive’s employment is terminated for any other reason, the date on which a Notice of Termination is given.

4. Certain Benefits Upon a Qualifying Termination During the Change in Control Period. If there is a Qualifying Termination of Employment of Executive during the Change in Control Period, Executive shall be entitled to the following payments and benefits:

(a) The Company shall immediately pay to Executive in a single lump sum the following:

(i) An amount equal to two (2) times the annual base salary of Executive immediately prior to the Change in Control before any reduction which would constitute a condition set forth in Section 3(c)(ii), plus

(ii) An amount equal to two (2) times the target annual bonus of Executive under the Company’s Bonus Plan in effect during the year in which the Change in Control occurs; and

(b) The following treatment shall apply to all equity-based compensation awards granted to Executive that remain outstanding as of the date of such Qualifying Termination of Employment of Executive:

(i) in the case of an option or stock appreciation right, Executive shall have the right to exercise such award, including any portion of the award not previously exercisable, for the full term of such option or stock appreciation right;

(ii) in the case of any such award the vesting of which is in whole or in part subject to performance-based vesting criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award shall immediately lapse and such award shall immediately vest and Executive shall have the right to receive a payment based on (x) the Company’s actual achievement with respect to such performance-based vesting criteria for all periods through the date of the Qualifying Termination of Employment (as determined by the Company), and (y) the target number of shares or other payments for periods after the date of the Qualifying Termination of Employment.

(iii) in the case of restricted stock and/or restricted stock units (other than those referenced in clause (ii) hereof), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award shall immediately lapse and such awards shall immediately vest upon such Qualifying Termination of Employment.

(c) The Company shall continue to provide Executive with medical insurance, life insurance, disability insurance and such other similar insurance benefits as are provided to other executives of the Company (but not an automobile allowance, profit-sharing plan or 401(k) matching contribution, reimbursement of country club dues, or other “perks”) for a period not to exceed two (2) years from the Date of Termination. Notwithstanding the foregoing, if Executive obtains other employment under which Executive becomes eligible to receive such insurance benefits under another employer’s plans, the Company’s obligations under this Section 4(c) shall be reduced to the extent of any such coverage and benefits. Executive agrees to promptly report any such coverage and benefits to the Company.

5. Certain Benefits Upon a Qualifying Termination of Employment Outside the Change in Control Period. If there is a Qualifying Termination of Employment of Executive outside of the Change in Control Period, Executive shall be entitled to the following payments and benefits:

(a) The Company shall pay Executive his or her full base salary on a bi-weekly basis at the rate in effect at the time Notice of Termination is given (before any reduction which would constitute a condition set forth in Section 3(c)(ii)) for a period of one (1) year following the Date of Termination;

(b) An amount equal to the target annual bonus of Executive under the Company’s Bonus Plan in effect during the year in which the Qualifying Termination occurs; and

(c) The Company shall continue to provide Executive with medical insurance, life insurance, disability insurance and such other similar insurance benefits as are provided to other executives of the Company (but not an automobile allowance, profit-sharing plan or 401(k) matching contribution, reimbursement of country club dues, or other “perks”) for a period not to exceed one (1) year from the Date of Termination. Notwithstanding the foregoing, if Executive obtains other employment under which Executive becomes eligible to receive such insurance benefits under another employer’s plans, the Company’s obligations under this Section 5(c) shall be reduced to the extent of any such coverage and benefits. Executive agrees to promptly report any such coverage and benefits to the Company.

6. Certain Benefits Upon Any Qualifying Termination of Employment. If there is a Qualifying Termination of Employment of Executive as provided in either Section 3(a) or Section 3(b) hereof (whether or not in connection with a Change in Control), the Company shall pay Executive his or her full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given (before any reduction which would constitute a condition set forth in Section 3(c)(ii)) plus credit for any vacation earned but not taken and the amount, if any, of any bonus for a past fiscal year which has not yet been awarded or paid to Executive under the Company’s Bonus Plan.

7. Mitigation of Damages. Executive shall not be required to mitigate the amount of any payment provided for in Sections 4 and 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in Sections 4 and 5 be reduced by any compensation earned by Executive as a result of employment by another employer after the Date of Termination, or otherwise.

8. Successors; Binding Agreement

(a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled to hereunder except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b) This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to him or her under if he or she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his or her devisee, legatee or other designee or, if there be no such designee, to his or her estate.

9. Restrictive Covenants

(a) Non-Disclosure and Non-Use of Confidential Information

(i) For a period of two (2) years after a Qualifying Termination of Employment under either Section 3(a) or Section 3(b) hereof, Executive shall not use or disclose to any individual or natural person, partnership (including a limited liability partnership), corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental authority (each, a “Person”), any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by Executive, for any reason or purpose whatsoever, nor shall Executive make use of any of the Confidential Information for Executive’s own purposes or for the benefit of any Person except for the Company, except (A) to the extent that such disclosure or use is directly related to and required by Executive’s performance in good faith of duties assigned to Executive by the Company or (B) to the extent required to do so by a law or legal process, including a court of competent jurisdiction. Executive shall not modify, reverse engineer, decompile, create other works from or disassemble any software programs contained in the Confidential Information of the Company unless permitted to do so in writing by the Company. Executive will, at the sole expense of the Company, take all reasonable steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

(ii) For purposes of this Agreement, “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company (or any subsidiary) in connection with its business, including, but not limited to, information, observations and data obtained by Executive during Executive’s employment with the Company concerning (A) the business or affairs of the Company (or any subsidiary thereof) and (B) products, services, fees, costs, pricing structures, analyses, drawings, photographs and reports, computer software (including operating systems, applications and program listings), data bases, accounting and business methods, inventions, devices, new developments, methods and processes (whether patentable or unpatentable and whether or not reduced to practice), customers and clients and customer and client lists, information on current and prospective independent sales agents, software vendors, sponsor banks or partners, all technology and trade secrets, and all similar and related information in whatever form. Notwithstanding the foregoing, “Confidential Information” will not include (i) any information that is generally available to the public prior to the date Executive proposes to disclose or use such information, or (ii) information received or acquired by Executive prior to or after the expiration or termination of the Period of Employment without any obligation of confidentiality.

(iii) For the avoidance of doubt, nothing in this Section 9 prohibits or restricts Executive (or Executive’s attorney) from responding to any inquiry by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or governmental entity, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Executive understands and acknowledges that Executive does not need the prior authorization of the Company to make any such reports or disclosures and that he is not required to notify the Company that he has made such reports or disclosures.

(iv) Notwithstanding anything in this Section 9 or elsewhere in the Agreement to the contrary, Executive understands that Executive may, without informing the Company prior to any such disclosure, disclose Confidential Information (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, without informing the Company prior to any such disclosure, if Executive files a lawsuit against the Company for retaliation for reporting a suspected violation of law, Executive may disclose Confidential Information to Executive’s attorney and use the Confidential Information in the court proceeding or arbitration, provided that Executive endeavors to file any document containing the Confidential Information under seal and does not otherwise disclose the Confidential Information, except pursuant to court order. Without prior authorization of the Company, however, the Company does not authorize Executive to disclose to any third party (including any government official or any attorney Executive may retain) any communications that are covered by the Company’s attorney-client privilege.

(b) Non-Disparagement. For a period of two (2) years after a Qualifying Termination of Employment under either Section 3(a) or Section 3(b) hereof, Executive shall not, in any manner, directly or indirectly, make any oral or written statement to any Person that disparages or places any Company (or any subsidiary) or any of its respective officers, shareholders, members or advisors, or any member of the Board, in a false or negative light. The Company shall direct the officers, directors and executive officers of the Company to not disparage or place the Executive in a false or negative light. Nothing in this Section 9(b) or this Agreement is intended to or should be construed to prevent Executive or the Company from fully and truthfully responding to a subpoena or other legal process or request by a governmental or regulatory body, testifying fully and truthfully in any action, proceeding or regulatory matter, or otherwise reporting in good faith possible violations of law or regulations to any governmental agency or governmental entity or making disclosures that are protected under whistleblower or other provisions of the law. Further, nothing in this Section 9(b) or this Agreement prevents any party from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that any party has reason to believe is unlawful.

10. Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Company determines (a) that on the date Executive’s employment with the Company terminates or at such other time that the Company determines to be relevant, Executive is a “specified employee” (as such term is defined under Section 409A of the Code) of the Company and (b) that any payments to be provided to Executive pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code (“Section 409A Taxes”) if provided at the time otherwise required under this Agreement then such payments shall be delayed until the earlier of (i) the date that is six months after date of the Executive’s “separation from service” (as such term is defined under Section 409A of the Code) with the Company or (ii) the date of Executive’s death, or such shorter period that, as determined by the Company, is sufficient to avoid the imposition of Section 409A Taxes. The provisions of this Section 10 shall only apply to the minimum extent required to avoid Executive’s incurrence of any Section 409A Taxes. The Company and Executive acknowledge that as of the date hereof, the provisions of this Agreement have been structured to avoid the need to apply the six-month delay set forth in this Section 10.

11. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt:

To the Company:	Ducommun Incorporated
Attn: Chairman, President & Chief Executive Officer
200 Sandpointe Avenue, Suite 700
Santa Ana, CA 92707

To the Executive:	[Name]
[Home Address]
[Home Address]

12. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the rights, duties or obligations Executive may have under any other written agreement with the Company. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

DUCOMMUN INCORPORATED

By:
Chairman, President & Chief Executive Officer

By:
Secretary

Executive

[Name]